Exhibit 1.01

Allot Ltd.

Conflict Minerals Report
For the reporting period from January 1 to December 31, 2025

INTRODUCTION

This Conflict Minerals Report (the “Report”) of Allot Ltd. ( “Allot,” the “Company,” “we” or “us”) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period between January 1 and December 31, 2025 (the “2025 calendar year”). The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products (“Covered Products”) and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals (“Conflict Minerals”) are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten, or any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively with the DRC, the “Covered Countries”).

REASONABLE COUNTRY OF ORIGIN INQUIRY

Pursuant to the Rule, the Company conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the Conflict Minerals, which was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries or whether any of the Conflict Minerals may be from recycled or scrap sources. Following this inquiry, the Company had reason to believe that during the calendar year 2025:

-	Allot has manufactured or contracted to manufacture products as to which Conflict Minerals are necessary to the functionality or production of those products; and

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Based on its good faith RCOI, Allot has reason to believe that certain of the Conflict Minerals necessary to the functionality or production of such Covered Products may have originated in one or more of the Covered Countries and that such Conflict Minerals may not be from recycled or scrap sources.

Therefore, the Company performed due diligence on the source and chain of custody of the Conflict Minerals. There is significant overlap between the Company’s RCOI efforts and its due diligence measures performed.  The due diligence measures performed by the Company are discussed below.

Allot is filing this Report with its Form SD as required under the Rule.  This Report has not been subject to an independent private sector audit.

PART I.  DESCRIPTION OF THE COMPANY’S PRODUCTS COVERED BY THIS REPORT

Allot is a provider of leading innovative security solutions and network intelligence for mobile, fixed and cloud service providers as well as enterprises worldwide. Allot’s solutions are deployed globally for network-based security, including mobile security, distributed denial of service protection and Internet of Things security, network and application analytics, traffic control and shaping, and more. More recently, Allot has cultivated a strategic focus on the expansion and advancement of our Security-as-a-service product offerings. As described in this Report, during the reporting period between January 1 and December 31, 2025, certain of the Company’s operations manufactured, or contracted to manufacture, Covered Products for which the Conflict Minerals are necessary to the functionality or production of those products.

During the 2025 calendar year, the Covered Products included the following:

-	Allot Bypass Unit
	o	The Allot Bypass Unit (BU) is a passive, mission-critical subsystem designed to ensure business continuity and network connectivity at all times.

PART II.  THE COMPANY’S DUE DILIGENCE PROCESS

The Company’s due diligence measures have been designed to conform to the five-step framework laid out by the Organization for Economic Co-operation and Development in its OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016) including the related supplements on gold, tin, tantalum and tungsten (collectively, the “OECD Guidance”).

OECD Guidance Step 1: Establish strong company management systems for Conflict Minerals supply chain due diligence and reporting compliance.

Adopt and commit to a supply chain policy for minerals originating from conflict-affected and high-risk areas.

The Company has adopted a policy statement relating to the Conflict Minerals (the “Policy”), which incorporates the standards set forth in the OECD Guidance. Specifically, the Policy states that the Company supports the actions of governments and organizations to increase supply chain transparency and enable companies to source conflict-free minerals. Further, the Company has initiated a comprehensive process to meet its regulatory obligations related to the sourcing of Conflict Minerals, taking steps to expand its supply chain due diligence measures and internal controls for the Conflict Minerals.

The Policy is available on the Company’s website at https://www.allot.com/corporate/about/quality-management/.

Structure internal management systems to support supply chain due diligence.

The Company’s compliance with the Policy and the Rule is overseen by the head of the Company’s engineering department. A team of subject matter experts from relevant departments within the Company, including the engineering, quality assurance and legal departments, is collectively responsible for implementing the Company’s Conflict Minerals strategy and compliance processes and for training employees outside of the team on their roles and responsibilities in connection with the compliance program. Additionally, this team meets regularly to assess the progress of the Company’s compliance program and reports to management from time to time. As in past years, the team reported progress and results of its due diligence efforts to management at review sessions held at various times throughout the 2025 calendar year.

Establish a system of controls and transparency over the Conflict Mineral supply chain.

The Company has established a system of controls to promote transparency over its Conflict Minerals supply chain by utilizing the Conflict Minerals Reporting Template (as further described below), which is designed to facilitate the transfer of information through the supply chain regarding each mineral’s country of origin and the smelters and refiners being utilized for the mineral.

To educate its senior management regarding sourcing practices, the Company has from time to time participated in various focus groups and forums relating to responsible sourcing of Conflict Minerals, including several presentations given by the Institute of Printed Circuits, ILTAM – The Israeli Users’ Association of Advanced Technologies in Hi-Tech Integrated Systems.

Consistent with the Company’s commitment to sourcing products from suppliers that share its values with regard to human rights, ethics and social and environmental responsibility, as outlined in the Policy, and in compliance with the Rule, the Company has undertaken a multi-stage diligence inquiry to verify the possible sources of the Conflict Minerals contained in the products manufactured or contracted to be manufactured by the Company. The team overseeing the Company’s Conflict Minerals strategy and compliance program led this inquiry, with each focus group listed below tasked with specific responsibilities relating to the due diligence efforts:

-
Engineering focus group
-       Identifying and providing information regarding all parts and components used in all products manufactured or contracted to be manufactured by the Company, and all raw materials used in the manufacturing process.

-      Establishing and implementing a new and advanced module, within our new Product Lifecycle Management system, for tracking and reporting various data on adherence to standards by the manufacturers of the parts and components used in our products. The module is based on software developed by GreenSoft Technology, Inc.

-      Finding substitutions for parts and components if their manufacturers fail to meet certain standards.

-
Quality assurance focus group
-      By incorporating relevant requirements in the purchase orders, ensuring that the Company’s Policy is addressed and implemented by suppliers in contracts and purchase orders.

-      By making the Conflict Minerals Reports available on the Company’s corporate webiste, promoting transparency and ensuring that information concerning the Company’s compliance is available to customers and sales personnel.

-	Legal focus group - Ensuring that the Company complies with relevant laws, regulations and contractual obligations, including the related reporting requirements, contract reviews and other issues.

Strengthen the Company’s engagement with suppliers.

The Company informs its in-scope manufacturers and suppliers of its materials disclosure requirements, including its compliance with the OECD Guidance and the Rule, and of specification updates that the Company communicates and tracks electronically. Moreover, under the terms and conditions of the Company’s purchase orders and contracts, manufacturers and suppliers are expressly required to procure the Conflict Minerals from sources that have been verified as conflict-free and to support the supply chain due diligence process employed by the Company.

Establish a Company-level grievance mechanism.

The Company maintains an open reporting system through which employees and third parties may report concerns about potential or actual violations of the Policy. Concerns may be reported anonymously or for attribution through several channels, including through an employee’s immediate manager or the Company’s legal department.

OECD Guidance Step 2: Identify and assess risks in the Company’s supply chain.

Identify risks in the supply chain.

The Company does not purchase Conflict Minerals directly from mines, smelters or refiners. The Company’s supply chain with respect to the Covered Products is complex, with multiple intermediaries and third parties in the supply chain between the Company’s manufacture of the Covered Products and the original sources of Conflict Minerals. As a result, the Company designed its due diligence process to conform to the requirements of the Rule and the OECD Guidance, as applicable for downstream companies. The Company relied and continues to rely on its suppliers to provide information regarding the origin of Conflict Minerals included in the Covered Products. Because the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, the Company relied on communications with suppliers to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain.

The first step in the Company’s due diligence process was to determine which products manufactured or contracted to be manufactured by the Company during the 2025 calendar year may fall within the scope of the Rule and which first-tier suppliers and manufacturers the Company ought to engage in its due diligence efforts.

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The engineering focus group reviewed the catalog of the products manufactured or contracted to be manufactured by the Company in the 2025 calendar year to determine which components contain Conflict Minerals necessary to the functionality or production of the products. The Company’s Product Lifecycle Management software was used to generate a list of all of the components of these products. Based on the components used in products manufactured or contracted to be manufactured by the Company, the Covered Products were identified. The Covered Products are listed in Part I of this Report.

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The engineering focus group also generated through the Company’s Product Lifecycle Management system a list of the manufacturers or suppliers of the components of the Covered Products, allowing the engineering focus group to identify the Company’s first-tier manufacturers and suppliers.

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Based on the engineering focus group’s findings, the Company engaged during the 2025 calendar year an expert-consulting agency, GreenSoft Technology, Inc., in order to assist with gathering relevant information needed for updating the Company’s Product Governance and Compliance module, a tool designed to help manufacturers manage various kinds of product compliance, including the ability to audit the presence and amount of regulated substances used in their products.  This module stores and helps analyze information, such as documents received from manufacturers and suppliers, reflecting active components used by the Company and the degree to which the Company’s manufacturers and suppliers adhere to relevant laws. In recording this data, the system ensures a fixed tracking of sources of components and raw materials.

Once the final first-tier manufacturer and supplier list was confirmed, all manufacturers and suppliers identified in connection with the Covered Products were then contacted by GreenSoft Technology, Inc. and provided with a supply chain survey in the form of the Conflict Minerals Reporting Template (the “Template”) of the Responsible Business Alliance (the “RBA”). The RBA oversees the Responsible Minerals Initiative (formerly the Conflict-Free Sourcing Initiative, or the “CFSI”) (the “RMI”). The Company modeled its survey after version ~~6.22~~ 6.5 of the Template. In its cover letter enclosing the survey, GreenSoft Technology, Inc. (i) reiterated the requirements of the Rule and its applicability to the Company, (ii) expressed the Company's goal to become a “conflict-free” company and its expectation that its suppliers take similar measures with their suppliers, and (iii) requested that each recipient manufacturer or supplier complete the survey for all products supplied to the Company during the 2025 calendar year.

As set forth in the Template and the OECD Guidance, manufacturers and suppliers which completed the survey, made representations or provided information regarding the following:

-	the country of origin for the Conflict Minerals contained in the components or products provided by the solicited manufacturer or supplier to the Company;
-	whether such Conflict Minerals directly or indirectly finance armed conflict in the Covered Countries;

-	all of the smelters in the manufacturer or supplier’s supply chain for such Conflict Minerals;
-	whether such smelters have been validated as in compliance with the RMI’s Responsible Minerals Assurance Process (formerly the Conflict-Free Smelter Program, or the “CFSP”) (the “RMAP”);
-	whether the manufacturer or supplier has its own Conflict Minerals policy that requires its own direct suppliers to be DRC conflict-free; and
-	whether the manufacturer or supplier uses the Template with its own suppliers to gather similar information.

Assess risk in the supply chain.

The information in the surveys received from manufacturers and suppliers was compared against the RMAP’s “conformant” and “active” smelters list. The Company adopted the following multi-step process to evaluate the surveys:

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If correctly completed, each survey identified the smelters and refiners within the solicited supplier’s or manufacturer’s supply chain. Thus, the Company compared each completed survey against the RMAP’s “conformant” and “active” smelters list to determine whether the smelters or refiners associated with the surveyed supplier or manufacturer qualified as “conformant” or “active.” The RMAP is a program in which the RMI uses independent third-party auditors to audit the source, including origin of mines and chain of custody, of the Conflict Minerals processed by smelters and refiners which agree to undergo an audit or to take part in a cross-recognition program.

•      The smelter or refiner is considered RMAP “conformant” if the audited smelter or refiner has successfully completed an RMAP audit and maintains good standing in the program, through a continual validation process. These smelters or refiners have the systems and processes in place to support responsible sourcing of raw materials and can provide evidence to support their sourcing activities.

•      Smelters and refiners labeled as RMAP “active” by the RMI represent smelters and refiners that have committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment. These may be in the pre-assessment, assessment or corrective-action phases of the assessment. The RMI notes on the active smelters list the names of any smelters or refiners that have left the “active” or “conformant” list and intend to re-enter the program.

•      Downstream smelters or refiners may not take part in the RMAP. However, they may participate in the RMI’s Downstream Audit Program, an independent validation of companies’ sourcing practices outside of the RMAP audit process.

-	The Company worked with individual manufacturers and suppliers that had questions or concerns regarding the survey modeled after the Template or regarding the Rule.
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Manufacturers and suppliers that returned surveys that appeared to be incomplete or incorrect were contacted again with a follow-up request to provide the missing information or to correct the inaccuracies.

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Manufacturers and suppliers that failed to respond to the follow-up request were issued an official notification by the Company’s senior officers informing them that continued refusal could result in cancelation of all contractual engagements, following which notification such manufacturers and suppliers provided the requested information to the Company.

All completed surveys received from suppliers were stored electronically in a central location accessible to authorized employees of the Company involved in the due diligence process and will be retained in accordance with the Company’s document retention guidelines.

Following the process outlined above, as of December 31, 2025, the Company received completed survey responses from approximately 100% of manufacturers and suppliers on the list responsible for manufactured parts used in the Covered Products included in the supply chain survey. The Company relied on the completed surveys it received from its manufacturers and suppliers as the main source of documentation supporting the representations made by such parties regarding the source and chain of custody of relevant Conflict Minerals.

OECD Guidance Step 3: Design and implement a strategy to respond to identified risks.

Report findings to designated senior management.

The team overseeing the Company’s Conflict Minerals strategy and compliance program reported its due diligence findings to senior management overseeing the supply chain and engineering departments, including the Quality Assurance Manager and the Vice President for Operations. All completed surveys from manufacturers and suppliers were stored electronically in a central location accessible to authorized employees in the Company’s engineering and legal departments. The Company’s quality assurance department was involved in the design and was responsible for the internal audit of the due diligence process.

Devise, adopt and implement a risk management plan.

In light of the complexity of the Company’s and its suppliers’ supply chains, the Company is currently unable to assess adequately all of the risks in its supply chain. However, the Company has taken and continues to take steps to manage risks, including:

-	engaging with manufacturers and suppliers to obtain current, accurate and complete information about the Company’s supply chains;
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encouraging manufacturers and suppliers to implement responsible sourcing and based on the Company’s status as a downstream company with limited control over smelters and refiners, asking manufacturers and suppliers to encourage smelters and refiners to obtain a “conflict-free” or otherwise RMAP “conformant” designation from an independent, third-party auditor;

-	taking part in industry initiatives promoting “conflict-free” supply chains; and
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advocating that our industry membership organizations develop and implement due diligence capability training modules in cooperation with relevant international organizations, non-governmental organizations, stakeholders and other experts.

Monitor risk mitigation efforts and report back to designated senior management.

To monitor and track the performance of risk management efforts, the Company relies on supplier survey updates and supplier RMAP updates. The status of such efforts is communicated in meetings of the internal team charged with executing the Company’s Conflict Minerals strategy and compliance processes.

The Company employs an escalation process whereby it promptly engages directly with suppliers or manufacturers upon obtaining any information that may indicate that such suppliers or manufacturers may be sourcing Conflict Minerals from any of the Covered Countries. Various steps taken by the Company in such instances may include requiring a contracted supplier or manufacturer to find an alternative source for the Covered Minerals for use in products or components supplied to the Company, or, if appropriate in light of all relevant factors, suspending or terminating a contractual relationship with the supplier or manufacturer. The Company’s risk management plan is ultimately to discontinue doing business with any supplier found to be purchasing the Conflict Minerals, the trading of which directly or indirectly finance or benefit armed groups in the Covered Countries, after attempts at corrective actions are not successful.

Undertake additional fact and risk assessments for risks requiring mitigation or after a change in circumstances.

To undertake additional fact and risk assessments for risks requiring mitigation or after a change of circumstances, the Company relies on a supplier re-approval process as set forth in its Policy.

OECD Guidance Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices.

Due to the Company’s position in the supply chain, the Company does not have a direct relationship with smelters and refiners, nor does it perform direct audits of the smelters and refiners that provide its supply chain with the Conflict Minerals contained in the Company’s Covered Products. The Company relies upon industry efforts to influence smelters and refiners to undergo audits and become certified through the RMAP.

OECD Guidance Step 5: Report annually on supply chain due diligence.

The Company has filed with the Securities and Exchange Commission its specialized disclosure report on Form SD, which includes this Conflict Minerals Report as Exhibit 1.01, for the reporting period from January 1 to December 31, 2025. In accordance with OECD Guidance and the Rule, the Company has also made these disclosures available on its website at https://investors.allot.com/financial-information/sec-filings.

PART III.  THE COMPANY’S DUE DILIGENCE FINDINGS AND CONCLUSIONS

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of products which contain Conflict Minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary Conflict Minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary Conflict Minerals. We also rely, to a large extent, on information collected and provided by responsible mineral sourcing validation programs. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

Another complicating factor is the unavailability of country of origin and chain of custody information from our suppliers on a continuous, real-time basis. The supply chain of commodities such as Conflict Minerals is a multi-step process operating more or less on a daily basis, with ores being delivered to smelters and refiners, with smelters and refiners smelting or refining ores into metal containing derivatives such as ingots, with the derivatives being shipped, sold and stored in numerous market locations around the world and with distributors and purchasers holding varying amounts of the derivatives in inventory for use. Since we do not have direct contractual relationships with smelters and refiners, we rely on our direct suppliers and the entire supply chain to determine the mine or location of origin of Conflict Minerals and to gather and provide specific information about the date when the ore is smelted into a derivative and later shipped, stored, sold and first entered the stream of commerce. We directly seek sourcing data on a periodic basis from our direct suppliers as well as certain smelters and refiners

We ask that the data cover the entire reporting year, and we seek to use contract provisions requiring the suppliers to promptly update us in the event that the sourcing data changes.

Country of Origin of the Conflict Minerals in the Covered Products

Based on the information obtained by the Company during the due diligence process, the Company does not have sufficient information, with respect to the Covered Products, to determine the country of origin of all of the Conflict Minerals contained in the Covered Products or to determine whether the Covered Products directly or indirectly finance or benefit armed groups in the Covered Countries. However, based on the information that has been obtained, to the extent reasonably determinable by the Company, with respect to the smelters and refineries identified by the Company, such countries of origin are believed to include, to the extent known, the following countries: Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Democratic Republic of the Congo, Czechia, Estonia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Lao People's Democratic Republic, Malaysia, Mexico, Myanmar, Netherlands, Peru, Philippines, Poland, Republic of Korea, Rwanda, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, Uganda, United Republic of Tanzania, United States of America, Uzbekistan, and Vietnam.

Facilities Used to Process the Conflict Minerals in the Covered Products

Following the process outlined above, the Company received responses from approximately 100% of the surveyed suppliers. Therefore, the Company was unable to conclusively determine the origin of all the Conflict Minerals contained in the Covered Products.

However, based on the information that was provided by the Company’s suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products during the covered period included the smelters and refineries listed on Appendix A to this Report. The smelters and refiners that the Company has been able to determine as RMAP “conformant” are identified by an asterisk in Appendix A. The smelters and refiners which are in “active” RMAP status are identified by two asterisks.  The smelters and refiners identified in Appendix A to this Report were identified by our suppliers and the Company cannot be certain that these smelters and refiners were in fact in the Company’s supply chain during the period covered by this Report.

PART IV. IMPLEMENTATION OF STRATEGIES TO RESPOND TO IDENTIFIED RISKS AND FUTURE STEPS

We have taken, and intend to continue to take, steps to improve our due diligence processes and to minimize the risk that our necessary Conflict Minerals benefit armed groups. Going forward, the Company plans to continue to engage with its manufacturers and suppliers to obtain current, accurate and complete information about its supply chains and will continue to improve its due diligence efforts to ensure responsible sourcing in compliance with the Policy. The Company further intends to collaborate with key stakeholders to identify relevant risks and improve systems of raising grievances related to conditions in and around mining. The Company also intends to continue its engagement with industry programs, stakeholders and groups to encourage the further development, adoption, improvement and reliability of relevant programs, tools and standards. The Company intends to continue monitoring the performance and efficiency of its due diligence efforts and to maintain its risk management plan, which includes due diligence reviews of suppliers, smelters and refiners sourcing from the Covered Countries and procedures designed to account for any new risks in the risk management plan.  The Company also plans to continue to encourage its suppliers to adopt best practices for the responsible sourcing of materials and use conflict-free or otherwise RMAP “conformant” smelters and refiners as capacity becomes available. As it has done in the past, the Company may also elect to contact or follow up with smelter and refinery facilities that have not received a “conflict-free” or otherwise RMAP “conformant” designation from an independent third-party audit program, such as the RMAP, to encourage their participation in such a program, request country of origin and chain of custody information, and encourage their participation in an independent third-party audit program.

Appendix A
CURRENTLY KNOWN SMELTER AND REFINERY LIST

Metal	Smelter Name	Smelter Country
Gold	Abington Reldan Metals, LLC*	United States of America
Gold	Advanced Chemical Company*	United States of America
Gold	Agosi AG*	Germany
Gold	AGR (Perth Mint Australia)*	Australia
Gold	Aida Chemical Industries Co., Ltd.*	Japan
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	Brazil
Gold	Argor-Heraeus S.A.*	Switzerland
Gold	ASAHI METALFINE, Inc.*	Japan
Gold	Asahi Pretec Corp.*	Japan
Gold	Asahi Refining Canada Ltd.*	Canada
Gold	Asahi Refining USA Inc.*	United States of America
Gold	Asaka Riken Co., Ltd.*	Japan
Gold	Aurubis AG*	Germany
Gold	Bangalore Refinery*	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines
Gold	Boliden AB*	Sweden
Gold	Boliden Ronnskar*	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	CCR Refinery - Glencore Canada Corporation*	Canada
Gold	Chimet S.p.A.*	Italy
Gold	Chugai Mining*	Japan
Gold	Coimpa Industrial LTDA*	Brazil
Gold	Dowa*	Japan
Gold	DSC (Do Sung Corporation)*	Republic of Korea
Gold	Eco-System Recycling Co., Ltd. East Plant*	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant*	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant*	Japan
Gold	Elite Industech Co., Ltd.*	Taiwan
Gold	GG Refinery Ltd.*	United Republic of Tanzania
Gold	Gold by Gold Colombia*	Colombia
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Heimerle + Meule GmbH*	Germany
Gold	Heraeus Germany GmbH Co. KG*	Germany
Gold	Heraeus Metals Hong Kong Ltd.*	China
Gold	Impala Platinum - Platinum Metals Refinery (PMR)*	South Africa

Gold	Impala Platinum - Rustenburg Smelter	South Africa
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	China
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey
Gold	Italpreziosi*	Italy
Gold	Japan Mint*	Japan
Gold	Jiangxi Copper Co., Ltd.*	China
Gold	JX Advanced Metals Corporation*	Japan
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	Kazzinc*	Kazakhstan
Gold	Kennecott Utah Copper LLC*	United States of America
Gold	KGHM Polska Miedz Spolka Akcyjna*	Poland
Gold	Kojima Chemicals Co., Ltd.*	Japan
Gold	Korea Zinc Co., Ltd.*	Republic of Korea
Gold	L'Orfebre S.A.	Andorra
Gold	LS MnM Inc.*	Republic of Korea
Gold	LS-NIKKO Copper Inc.*	Republic of Korea
Gold	LT Metal Ltd.*	Republic of Korea
Gold	Materion*	United States of America
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	Metal Concentrators SA (Pty) Ltd.*	South Africa
Gold	Metalor Technologies (Hong Kong) Ltd.*	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.*	China
Gold	Metalor Technologies S.A.*	Switzerland
Gold	Metalor USA Refining Corporation*	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	Mexico
Gold	Minera Titán del Perú SRL (MTP) - Belen Plant**	Peru
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	MKS PAMP SA*	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.*	India
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	Turkey
Gold	Navoi Mining and Metallurgical Combinat*	Uzbekistan
Gold	NH Recytech Company*	Republic of Korea
Gold	Nihon Material Co., Ltd.*	Japan
Gold	NOBLE METAL SERVICES	United States of America
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH**	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan
Gold	PAMP S.A.*	Switzerland

Gold	Planta Recuperadora de Metales SpA*	Chile
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	PX Precinox S.A.*	Switzerland
Gold	Rand Refinery (Pty) Ltd.*	South Africa
Gold	REMONDIS PMR B.V.*	Netherlands
Gold	Royal Canadian Mint*	Canada
Gold	SAFINA A.S.*	Czechia
Gold	SEMPSA Joyeria Plateria S.A.*	Spain
Gold	Shandong Gold Smelting Co., Ltd.*	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China
Gold	Solar Applied Materials Technology Corp.*	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan
Gold	SungEel HiMetal Co., Ltd.*	Republic of Korea
Gold	T.C.A S.p.A*	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India
Gold	Tokuriki Honten Co., Ltd.*	Japan
Gold	TOO Tau-Ken-Altyn*	Kazakhstan
Gold	Torecom	Republic of Korea
Gold	Umicore S.A. Business Unit Precious Metals Refining*	Belgium
Gold	United Precious Metal Refining, Inc.*	United States of America
Gold	Valcambi S.A.*	Switzerland
Gold	WEEEREFINING	France
Gold	Western Australian Mint (T/a The Perth Mint)*	Australia
Gold	WIELAND Edelmetalle GmbH*	Germany
Gold	Yamakin Co., Ltd.*	Japan
Gold	Yokohama Metal Co., Ltd.*	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Tantalum	AMG Brasil*	Brazil
Tantalum	D Block Metals, LLC*	United States of America
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	FIR Metals & Resource Ltd.*	China
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	Global Advanced Metals Boyertown*	United States of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	China
Tantalum	Jiangxi Tuohong New Raw Material*	China
Tantalum	Jiujiang Janny New Material Co., Ltd.*	China

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Tanbre Co., Ltd.*	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Tantalum	KEMET de Mexico*	Mexico
Tantalum	Materion Newton Inc.*	United States of America
Tantalum	Metallurgical Products India Pvt., Ltd.*	India
Tantalum	Mineracao Taboca S.A.*	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	NPM Silmet AS*	Estonia
Tantalum	PowerX Ltd.*	Rwanda
Tantalum	QuantumClean	United states of America
Tantalum	Resind Industria e Comercio Ltda.*	Brazil
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.*	China
Tantalum	Taki Chemical Co., Ltd.*	Japan
Tantalum	TANIOBIS Co., Ltd.*	Thailand
Tantalum	TANIOBIS GmbH*	Germany
Tantalum	TANIOBIS Japan Co., Ltd.*	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG*	Germany
Tantalum	Telex Metals*	United States of America
Tantalum	Ulba Metallurgical Plant JSC*	Kazakhstan
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED*	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	China
Tin	Alpha Assembly Solutions Inc*	United States of America
Tin	Alpha Metals*	United States of America
Tin	Alpha*	United States of America
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Aurubis Beerse*	Belgium
Tin	Aurubis Berango*	Spain
Tin	Chenzhou Yun Xiang mining limited liability company*	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	China
Tin	China Tin Group Co., Ltd.*	China
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda**	Brazil
Tin	CRM Synergies*	Spain
Tin	CV Ayi Jaya	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dongguan Best Alloys Co., Ltd.*	China
Tin	Dowa*	Japan

Tin	DS Myanmar	Myanmar
Tin	EM Vinto*	Bolivia
Tin	Estanho de Rondonia S.A.*	Brazil
Tin	Estanho de Rondônia S.A.*	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.*	Brazil
Tin	Fenix Metals*	Poland
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China
Tin	Global Advanced Metals Greenbushes Pty Ltd.*	Australia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	China
Tin	HuiChang Hill Tin Industry Co., Ltd.*	China
Tin	Jiangxi New Nanshan Technology Ltd.**	China
Tin	Luna Smelter, Ltd.*	Rwanda
Tin	Magnu's Minerais Metais e Ligas Ltda.*	Brazil
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Malaysia Smelting Corporation Berhad (Port Klang)*	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.*	United States of America
Tin	Mineracao Taboca S.A.*	Brazil
Tin	Mining Minerals Resources SARL*	Democratic Republic of the Congo
Tin	Minsur*	Peru
Tin	Mitsubishi Materials Corporation*	Japan
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet nam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines
Tin	Operaciones Metalurgicas S.A.*	Bolivia
Tin	Precious Minerals and Smelting Limited	India
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Arsed Indonesia*	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Prima Tin*	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia*	Indonesia
Tin	PT Masbro Alam Stania	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia

Tin	PT Mitra Sukses Globalindo*	Indonesia
Tin	PT Premium Tin Indonesia*	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)*	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Rajehan Ariq*	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sukses Inti Makmur (SIM)	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Timah Tbk Kundur*	Indonesia
Tin	PT Timah Tbk Mentok*	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Resind Industria e Comercio Ltda.*	Brazil
Tin	Rui Da Hung*	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Super Ligas*	Brazil
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.*	Japan
Tin	Thaisarco*	Thailand
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.*	China
Tin	Tin Technology & Refining*	United States of America
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineracao Ltda.*	Brazil
Tin	Woodcross Smelting Company Limited*	Uganda
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company, Ltd.*	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	China
Tungsten	A.L.M.T. Corp.*	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Vietnam
Tungsten	China Molybdenum Tungsten Co., Ltd.*	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China
Tungsten	Cronimet Brasil Ltda*	Brazil
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Global Tungsten & Powders Corp.*	United States of America
Tungsten	Global Tungsten & Powders LLC*	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	China

Tungsten	H.C. Starck Tungsten GmbH*	Germany
Tungsten	Hubei Green Tungsten Co., Ltd.*	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	China
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.*	Taiwan
Tungsten	Kenee Mining Corporation Vietnam*	Vietnam
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED*	Vietnam
Tungsten	Kennametal Fallon*	United States of America
Tungsten	Kennametal Huntsville*	United States of America
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	Lao People's Democratic Republic
Tungsten	Lianyou Metals Co., Ltd.*	Taiwan
Tungsten	Lianyou Resources Co., Ltd.*	Taiwan
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Masan High-Tech Materials*	Vietnam
Tungsten	Niagara Refining LLC*	United States of America
Tungsten	Philippine Bonway Manufacturing Industrial Corporation*	Philippines
Tungsten	Philippine Carreytech Metal Corp.	Philippines
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	Philippines
Tungsten	S.P.T. spol.s r.o.*	Czechia
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.*	China
Tungsten	Smelter not listed	China
Tungsten	TANIOBIS Smelting GmbH & Co. KG*	Germany
Tungsten	Tungsten Vietnam Joint Stock Company*	Vietnam
Tungsten	Wolfram Bergbau und Hutten AG*	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tungsten	Xiamen Tungsten Co., Ltd.*	China